Exhibit 10(ee)

LITTON INDUSTRIES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Amended and Restated Effective as of October 1, 2004)

TABLE OF CONTENTS

LITTON INDUSTRIES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Amended and Restated Effective as of October 1, 2004)

ARTICLE XI — AMENDMENT AND TERMINATION
Section 11.1	Amendment and Termination of this Supplemental Plan	17
Section 11.2	Contractual Obligation	17

ARTICLE XII — MISCELLANEOUS
Section 12.1	Employment Rights	18
Section 12.2	Rights of the Committee	18
Section 12.3	Benefit Statements	18
Section 12.4	Assignment	18
Section 12.5	Applicable Law	18
Section 12.6	Effective Date	18
Section 12.7	Entire Agreement	18
Section 12.8	Terms	18

Appendix — Assumptions to Calculate Present Value of Remaining Projected SERP Benefits

Appendix Regarding Acquisition Of Litton Industries, Inc.

Appendix Regarding Investment Matters

Appendix Regarding Plan Administration

ARTICLE I — INTRODUCTION AND PURPOSE

The Litton Industries, Inc. Supplemental Executive Retirement Plan (the “Supplemental Plan”) is hereby amended and restated effective as of October 1, 2004. This restatement is intended solely to incorporate into the Supplemental Plan document previously adopted amendments to the Plan and is not intended to make substantive changes to the Supplemental Plan.

The Supplemental Plan was last restated effective August 1, 2000. Since then the Supplemental Plan has been amended as follows:

(a)	in December 2000 to amend the definition of “average compensation” in the event of a change of control;

(b)	in March 2001 to change the form of benefits to be received by participants following a change of control;

(c)	in April 2001 to address (1) the acquisition of Litton Industries, Inc. by Northrop Grumman Corporation, (2) investment matter changes as a result of this acquisition, and (3) plan administration changes as a result of this acquisition;

(d)	in August 2001 to modify the plan administration changes resulting from the acquisition of Litton Industries, Inc.; and

(e)	in December 2003 to freeze the Supplemental Plan as of December 31, 2003 and modify the benefit forms available under the Supplemental Plan effective as of April 3, 2001.

Litton Industries, Inc. established the Supplemental Plan as of August 1, 1995 and restated it as of August 1, 2000. Litton Industries, Inc. was later acquired by Northrop Grumman Corporation. Effective as of January 1, 2003, it was merged into Northrop Grumman Systems Corporation (the “Company”), which became the sponsor of the Supplemental Plan.

Effective as of December 31, 2003, the Supplemental Plan is frozen. No additional Participants are permitted after that date, and each participant’s benefits are frozen at their December 31, 2003 dollar amount.

The purpose of this Supplemental Plan is to provide for supplemental retirement benefits to certain key executive employees of the Company and thereby encourage those employees to continue providing services to the Company until their retirement. This Supplemental Plan is intended to provide benefits solely for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Payments under this Supplemental Plan shall be made either from the general assets of the Company, or from the assets of the Litton Industries, Inc., Supplemental Executive Retirement Plan Trust (the “Trust”), as provided under the terms of this Supplemental Plan and the Trust. It is intended that this

Supplemental Plan remain at all times an unfunded plan for purposes of ERISA and that the Trust shall constitute a grantor trust under Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II — DEFINITIONS

Section 2.1 “Active Participant” shall mean a key executive employee who has been designated as a Participant in this Supplemental Plan pursuant to Article III, and who continues to be employed by the Company. A Participant shall not be treated as having terminated from employment during any period of military service provided the Participant recommences employment by the Company within 90 days after discharge from any such military service. A Participant shall not be treated as having terminated from employment during any authorized unpaid leave of absence not in excess of one year. A Participant shall be treated as having terminated from employment during any other period of leave of absence, unless the Committee, in its sole and absolute discretion, and subject to such terms and conditions as the Committee may specify, approves the Participant’s absence. However, a Disabled or deceased Participant shall continue to be treated as an Active Participant and, thus, continue to accrue additional Years of Service until the earlier of the calendar month that the Participant attains (or would have attained) age 65, or the date that the Participant is no longer Disabled. A Participant who terminates employment with the Company and is subsequently re-employed with the Company shall not be treated as an Active Participant unless the Committee re-designates the Participant as an Active Participant.

Section 2.2 “Actuarial Equivalent” shall, except in the event of a Change of Control in which case the assumptions provided for on the Appendix to this Supplemental Plan shall apply, mean the definition of such term under the Litton Industries, Inc. Retirement Plan “B”, as amended from time to time.

Section 2.3 “Annual Compensation” shall mean, for any calendar year, the amount of base pay and, incentive compensation under the Litton Industries, Inc. Performance Award Plan (or a similar plan), in either case paid, awarded, or electively deferred, for such calendar year. Amounts paid for service performed after December 31, 2003 are not treated as Annual Compensation.

Section 2.4 “Average Compensation” shall mean the sum, divided by three, of the total amount of Annual Compensation received by an Active Participant from the Company during the three calendar years out of the ten consecutive calendar years which yield the Active Participant the most Compensation including the calendar year in which an Active Participant terminates employment with the Company. A Disabled Participant’s Average Compensation shall be calculated using the ten consecutive calendar years that include the calendar years that his or her Disability commenced. In the case of an Active Participant who dies prior to attaining age 65, the deceased Participant’s Average Compensation shall be calculated using the ten consecutive calendar years that include the calendar year of the Participant’s death (or Disability, in the case of a Disabled Participant who dies). If a Participant is eligible to receive payments under this Supplemental Plan but does not have three consecutive calendar years of employment, then Average Compensation is the amount obtained by dividing the sum of the total amount of Annual

Compensation of such Active Participant by the actual number of calendar years of employment. However, the Committee may determine Average Compensation for the purposes of this Section 2.4 by any other methodology which it determines to be more appropriate under the facts and circumstances.

Notwithstanding the provisions of this Section 2.4, from and after the occurrence of a Change of Control, for those Participants who are parties to a Change of Control Employment Agreement, the term “Average Compensation” is defined as the greater of (i) or (ii) below:

(i)	the highest Annual Compensation (or, in the event in which a Participant has less than one calendar year of employment, the annualized amount of the Participant’s base pay plus incentive compensation under the Litton Industries, Inc. Performance Award Plan (or a similar plan) paid to, awarded to, or electively deferred by a Participant in any of the Participant’s last ten consecutive calendar years, including the calendar year in which a Change of Control occurs or

(ii)	the Participant’s annualized base pay plus the maximum targeted incentive compensation for the calendar year in which a Change of Control occurs.

Section 2.5 “Base Compensation Amount” shall mean the applicable dollar amount on the date that the Active Participant terminates from employment with the Company, calculated as follows:

(a) $125,000, for the first twelve months beginning on the original effective date of this Supplemental Plan.

(b) For each twelve-month period following the period described above in Section 2.5(a), the dollar amount applicable for the immediately preceding twelve-month period increased by a percentage, which shall be the sum of (1) the percentage increase in the U.S. Department of Labor consumer price index for all urban consumers for the immediately preceding twelve-month period and (2) one percent.

(c) In the case of a deceased or Disable Participant, the Base Compensation Amount shall be the dollar amount in effect under Section 2.5(a) or (b) for the earlier of the month in which the Participant died or became Disabled.

Section 2.6 “Beneficiary” shall mean one or more persons entitled to receive payment of a benefit under this Supplemental Plan on account of a Participant’s death.

Section 2.7 “Board” or “Board of Directors” shall mean the Board of Directors of Litton Industries, Inc.

Section 2.8 “Change of Control“ shall mean -

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.7(a), the following acquisitions of stock shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of Section 2.8(c); or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 2.9 “Chief Executive Officer” shall mean the chief executive officer of Litton Industries, Inc.

Section 2.10 “Committee” shall mean -

(a) The Compensation and Selection Committee of the Board of Directors.

(b) Notwithstanding Section 2.10(a), upon a Change of Control, the Committee shall mean exclusively the “special administrators.” The “special administrators” shall be the individuals who constituted the Company’s Compensation and Selection Committee of the Board of Directors immediately prior to the Change of Control. The “special administrators” shall constitute the Committee until the last day of the eighteenth month following the month in which the Change of Control occurred. The “special administrators” shall have all rights and authority reserved to the Committee under this Supplemental Plan, including, but not limited to, the rights specified in Section 12.2.

(c) If a “special administrator” dies, becomes disabled, or resigns as “special administrator” during the period that the “special administrators” constitute the Committee, the remaining “special administrator(s)” shall continue to serve as the Committee without interruption. A successor “special administrator” shall be required only if there are less than three remaining “special administrators.” If a successor “special administrator” is required, the successor shall be the individual who, at that time, (1) is not already a “special administrator,” and (2) is not a Participant or currently an employee of the Company, and (3) was the member of the Board immediately prior to the Change of Control with the longest period of service on the Board, and (4) agrees to serve as a “special administrator.”

(d) If a successor “special administrator” is required and there are no individuals remaining who satisfy the criteria described in Section 2.10(c), then a successor “special administrator” shall either be appointed by the Trustee or, in the Trustee’s discretion, the Trustee shall submit the selection of the “special administrator(s)” to an arbitrator, the costs of which shall be borne fully by the Company, to be decided in accordance with the American Arbitration Association Commercial Arbitration Rules then in effect. If at any time, there are no remaining “special administrators,” the Trustee shall act as the “special administrator” until the successor(s) is selected.

Section 2.11 “Company” shall mean Litton Industries, Inc., a Delaware corporation, and its subsidiaries, except that any reference to stock or securities of the Company shall mean only the stock or securities of Litton Industries, Inc.

Section 2.12 “Death Benefit” shall mean the benefit payable under Section 4.2(a) to the Participant’s Beneficiary, if any.

Section 2.13 “Dependent Children” shall mean a son or daughter who either (a) has not attained age 19, or (b) has not attained age 23 and is a full-time student at an accredited educational institution.

Section 2.14 “Director” shall mean a member of the Board of Directors of Litton Industries, Inc.

Section 2.15 “Disability” or “Disabled” shall mean a total disability, as determined in the discretion of the Committee, that prevents an Active Participant from providing the services that he or she would normally perform for the Company.

Section 2.16 “Disability Benefit” shall mean the benefit payable under Section 4.3(a) to an Active Participant who becomes Disabled.

Section 2.17 “Mandatory Contribution” shall mean, as of a Change of Control, an amount equal to the excess of “A” over “B,” where -

(a) “A” is 120 percent of the present value of all vested benefits under this Supplemental Plan determined under the factors set forth in the Appendix to this Supplemental Plan; and

(b) “B” is the current value of the Trust as determined by the Trustee on the business day immediately preceding the day that a Mandatory Contribution is paid to the Trustee.

(c) Mandatory Contributions will not be made with respect to benefits accrued under this Supplemental Plan after the April 3, 2001 Change of Control.

Section 2.18 “Normal Form” shall mean the form of Retirement Benefit payable under Section 6.2 to a Retired Participant if the Participant has not elected another form of payment or, if applicable, the form of payment of a Retirement Benefit to the Beneficiary of a deceased Participant.

Section 2.19 “Offset Amount” shall mean the annual “primary insurance amount” and the annual “Company-provided pension.”

(a) The “primary insurance amount” shall mean the annual benefit determined under the Social Security Act that is payable to the Participant as of the calendar year that the Participant commences Retirement Benefits under this Supplemental Plan. If no “primary insurance amount” is actually paid to a Participant as of the calendar year in which the Retirement Benefit commences under this Supplemental Plan, then the “primary insurance amount” shall be deemed to be the “primary insurance amount” that would be payable at the earliest date to the Participant (or would have been payable, in the case of a deceased Participant). The “primary insurance amount” shall also include any annual retirement benefit payable under any public retirement program of a foreign country that the Committee determines is comparable in purpose to the benefits payable under the Social Security Act.

(b) Unless otherwise determined by the Committee, the “Company-provided pension” shall mean the annual amount payable to a Participant under any other defined benefit plan sponsored by the Company, which is either intended to qualify under Section 401(a) of the Code or is intended to restore benefits under such plan (excluding this Supplemental Plan). For any Participant who never participated in any other defined benefit plan sponsored by the Company, the amount of the “Company-provided pension” shall be determined as if the Participant commenced participation in any such plan for which the Participant was eligible at the earliest date on which the Participant was eligible and participated in such plan to the fullest extent possible, and withdrew his or her presumed contributions, if any, plus interest, thereon. The amount of the “Company-provided pension” described in the immediately preceding sentence shall be calculated under the terms of any such defined benefit plan that were in effect during the Participant’s deemed participation, except that a subsequent, retroactive amendment to such plan shall be taken into account only to the extent that it actually would have increased the Participant’s benefit under that plan. For any Active Participant employed by the Company as of August 1, 2000, who is at least age 65, the “Company-provided pension” shall be computed as if the Participant actually received the plan benefits as a single life annuity calculated as of the date the Participant attained age 65.

Section 2.20 “Participant” shall mean any key executive employee who has bean designated as an Active Participant in this Supplemental Plan by the Committee, including a Retired Participant. New Participants may not be added to this Supplemental Plan after April 3, 2001.

Section 2.21 “Prior Retirement Benefit Formula” shall be calculated under the formula [(A + B) x C] - D, where —

(a) “A” is Average Compensation up to the Base Compensation Amount multiplied by 1.6 percent;

(b) “B” is Average Compensation in excess of the Base Compensation Amount multiplied by 2.2 percent;

(c) “C” is Years of Service limited to Years of Service for which the Participant was both employed by the Company and was at least age 40 and limited to Years of Service not in excess of 25; and

(d) “D” is the Offset Amount.

Section 2.22 “Retired Participant” shall mean a Participant who has terminated from employment with the Company and who is vested in a Retirement Benefit.

Section 2.23 “Retirement Benefit” shall mean the benefits payable to a Participant and, if applicable, the Beneficiary of a Participant, as provided under Section 4.1.

Section 2.24 “Supplemental Plan” shall mean the Litton Industries, Inc., Supplemental Executive Retirement Plan that is described in this document and Appendices, as amended from time to time, and including any rules and regulations promulgated by the Committee for purposes of administering this Supplemental Plan.

Section 2.25 “Trust” shall mean the Litton Industries, Inc., Supplemental Executive Retirement Plan Trust, as amended from time to time.

Section 2.26 “Trust Agreement” shall mean the terms of the agreement entered into between the Company and the Trustee that establish the Trust.

Section 2.27 “Trustee” shall mean the trustee of the Trust.

Section 2.28 “Years of Service” shall mean -

(a) The definition of such term under the Litton Industries, Inc. Retirement Plan “B”, as amended from time to time.

(b) In its discretion, the Committee may: (i) compute a Participant’s Years of Service by treating separate periods of employment as continuous periods of employment with the Company; (ii) credit a Participant with Years of Service in addition to the Years of Service accrued while actually employed with the Company; and (iii) credit a Participant for Years of Service solely for purposes of satisfying the vesting requirements of Section 5.3(a).

(c) Service performed after December 31, 2003 does not count toward Years of Service for benefit accrual purposes under Section 5.1. Under Section 5.3(b), all Participants became 100% vested as of the April 3, 2001 Change of Control. Therefore, Years of Service are no longer relevant for vesting purposes under Section 5.3(a).

Section 2.29 “Change of Control Employment Agreement” shall mean a Change of Control Employment Agreement between the Participant and the Company.

ARTICLE III — PARTICIPATION

Section 3.1 General. Participation in this Supplemental Plan is limited solely to key executive employees of the Company, who are designated by the Committee, after nomination by the Chief Executive Officer. A key executive employee shall not be disqualified from becoming an Active Participant solely because the key executive employee is also a Director.

Section 3.2 Entry and Continuing Participation. A key executive employee shall become an Active Participant as of the date specified by the Committee. A key executive employee who is designated as an Active Participant shall continue to be an Active Participant until he or she ceases to be actively reported on a payroll system of the Company.

Section 3.3 Change of Control. On or after a Change of Control, no additional Participants shall be designated under this Supplemental Plan.

ARTICLE IV — BENEFIT ELIGIBILITY

Section 4.1 Eligibility for Retirement Benefit.

(a) General. A Participant shall be eligible to begin receiving a Retirement Benefit if the Participant has (i) filed an election to receive payments under Article VII; (ii) satisfied the vesting requirement of Section 5.3(a); (iii) terminated employment with the Company; and (iv) either attained age 65 or satisfied the conditions in Section 4.1(b) or (c) below.

(b) Retirement Benefits Commencing Prior to Age 65 and After Age 54. A Participant who has attained age 55, but not yet attained age 65, shall be eligible to begin receiving a Retirement Benefit only if the Committee determines, in its discretion, that the Participant has entered into and continues to satisfy an agreement not to engage in any activity or perform services for any entity in competition with a business of the Company. Such agreement not to compete with the Company’s business shall terminate upon the Participant’s attainment of age 65. Retirement Benefits commencing after age 54 but prior to age 62 shall be equal to the Retirement Benefit calculated pursuant to Section 5.1 reduced by one-half percent (1/2%)for each full month by which the commencement of the payment of such Retirement Benefit precedes his or her attaining age 62.

(c) Retirement Benefits Prior to Age 55. A Participant shall not be entitled to begin receiving a Retirement Benefit prior to attainment of age 55, except in the sole and absolute discretion of the Committee, and subject to such terms and conditions, including the imposition of Retirement Benefit reductions, that the Committee may specify.

(d) Change of Control. Notwithstanding the foregoing provisions of this Section 4.1 except as otherwise provided by Section 4.1(e) below, as of a Change of Control, an Active Participant shall become fully vested as provided under Section 5.3(a) and there shall be a waiver of any condition concerning eligibility for payment of a Retirement Benefit that requires (i) the filing of any election, (ii) the attainment of a specified age, (iii) an agreement not to engage in competitive activities with the Company, (iv) satisfaction of any other terms and conditions or the application of any benefit reductions described in Sections 4.1(b), and (v) termination of employment with the Company in order to begin receiving Retirement Benefits.

(e) Retirement Benefits Accrued After a Change of Control. The provisions of Section 4.1(d) above shall apply to any Retirement Benefits accrued by an Active Participant after a Change of Control except that the waiver of the conditions of having to file an appropriate election and to incur a termination of employment with the Company shall not apply with respect to any Retirement Benefits accrued by an Active Participant after a Change of Control.

Section 4.2 Eligibility for Death Benefit.

(a) Death Prior to Age 65. The Beneficiary of an Active Participant who dies prior to attaining age 65 shall be eligible to begin receiving a Death Benefit if the beneficiary has filed a claim under Article VII. A Death Benefit shall cease on the earlier of (i) the date on which there are no individuals who are eligible to be Beneficiaries under Section 6.5(a); (ii) the first day of the calendar month following the date on which the Participant would have attained age 65 if the Participant were still living; or (iii) the date that payment of a Retirement Benefit commences, but not including a Retirement Benefit that commences pursuant to a Change of Control.

(b) Death On or After Age 65. No Beneficiary of, an Active Participant who dies on or after attaining age 65, shall be eligible for a Death Benefit.

(c) Death of a Retired Participant. No Beneficiary of a Retired Participant shall be eligible for a Death Benefit.

Section 4.3 Eligibility for Disability Benefit.

(a) Disability Prior to Age 65. An Active Participant who becomes Disabled prior to attaining age 65 shall be eligible to begin receiving a Disability Benefit if the Disabled Participant has filed a claim under Article VII. The Disability Benefit shall cease on the earlier of (i) the first day of the calendar month following the Disabled Participant’s attainment of age 62; (ii) the date on which the Committee determines that the Participant is no longer Disabled; (iii) the date of the Disabled Participant’s death (in which case a Death Benefit may be payable under Section 4.2); or (iv) the date that payment of a Retirement Benefit commences, but not including a Retirement Benefit that commences pursuant to a Change of Control.

(b) Disability After Attaining Age 65. An Active Participant who becomes Disabled on or after attaining age 65 shall not be eligible for a Disability Benefit.

(c) Retired Participant. A Retired Participant shall not be eligible for a Disability Benefit.

ARTICLE V — CALCULATION OF BENEFITS AND VESTING

Section 5.1 Retirement Benefit Formula. A Participant’s Retirement Benefit shall be calculated under the formula (A + B + C)—D, where -

(a) “A” is Average Compensation multiplied by 3.5 percent for each Year of Service not in excess of 10 Years of Service;

(b) “B” is Average Compensation multiplied by 1.25 percent for each Year of Service in excess of 10 Years of Service but not in excess of 20 Years of Service;

(c) “C” is Average Compensation multiplied by .5 percent for each Year of Service in excess of 20 Years of Service but not in excess of 25 Years of Service; and

(d) “D” is the Offset Amount.

Section 5.2 Death or Disability Benefit Formula.

(a) Death Benefit Formula. A Death Benefit shall be equal to forty percent of the Participant’s Average Compensation. If Dependent Children are the Beneficiaries of a Death Benefit, the amount of the Death Benefit payable may be reduced, as provided in Section 6.5(a).

(b) Disability Benefit Formula. A Disability Benefit shall be equal to fifty percent of the Participant’s Average Compensation.

Section 5.3 Vesting.

(a) Vesting in Retirement Benefit. A Participant shall have no vested right to a Retirement Benefit prior to attaining both age 55 and five Years of Service, except that an Active Participant who dies or becomes disabled shall be fully vested as if he or she had attained age 55 with five Years of Service, regardless of his or her actual age or Years of Service at the time of his or her death or disability.

(b) Change of Control. Upon a Change of Control and thereafter, an Active Participant shall be fully vested in his or her Retirement Benefit regardless of Years of Service or age.

(c) Death or Disability Benefit Coverage. A Participant shall at all times be entitled to Death Benefit or Disability Benefit coverage while he or she is an Active Participant.

ARTICLE VI — FORMS OF BENEFIT AND COMMENCEMENT

OF PAYMENTS

Section 6.1. Retirement Benefit Forms.

(a) General Rule. Unless a Participant has made an election to receive payment of Retirement Benefits in an alternative form, a Participant shall be deemed to have elected the Normal Form.

(b) Actuarial Equivalent. All forms of payment of Retirement Benefits shall be the Actuarial Equivalent of a single life annuity.

Section 6.2 Normal Form of Retirement Benefit.

(a) Single Life Annuity. The Normal Form of Retirement Benefit shall be a single life annuity for a Participant who is unmarried at the time that payment of the Retirement Benefit commences. Under a single life annuity, a Retired Participant shall receive a monthly benefit for life equal to 1/12 of his or her Retirement Benefit and all payments shall cease upon the Retired Participant’s death.

(b) Joint and Survivor Annuity. If a Participant is married, the Normal Form of Retirement Benefit shall be a joint and survivor annuity (which shall be the Actuarial Equivalent of a single life annuity) for the benefit of the Participant’s spouse as of the date that payment of the Retirement Benefit commences. Under the Normal Form, a Participant shall receive a monthly benefit for life and, upon the Participant’s death, the spouse, if living, shall receive a monthly benefit for life equal to 100 percent of the monthly benefit that was payable to the Participant.

(c) Deceased Participants. If a Participant dies while employed by the Company and is vested in a Retirement Benefit, the Normal Form of Retirement Benefit shall be either the benefit under Section 6.2(a) or (b), determined with regard to the Participant’s marital status on the date of death. If the Normal Form of Retirement Benefit for a deceased Participant is a joint and survivor annuity (which shall be the Actuarial Equivalent of a single life annuity), then the spouse’s benefit shall be calculated as if the Participant began receiving payment of the Retirement Benefit as a joint and 100-percent survivor annuity on the day preceding the commencement of Retirement Benefit payments to the spouse, and then died the following day. The Retirement Benefit shall be calculated on the basis of the age that the Participant would have attained as of the commencement date.

(d) Spousal Death Within Two Years After Retirement. If the spouse of a Participant who is married at the time payment of the Retirement Benefit commences pursuant to Section 6.2(b) should predecease such Participant not more than two (2) years after such Retirement Benefit commences, then commencing with the first Retirement Benefit payment payable as of the first day of the calendar month after the calendar month during which the death of the spouse occurred, such Retirement Benefit shall be converted to an annual Retirement Benefit computed pursuant to Section 6.2(a) in an amount equal to the amount of the annual Retirement Benefit the Participant would have received at the time of and based on his or her age at the date his or her Retirement Benefit commenced.

Section 6.3 Alternative Forms of Benefit.

(a) Election of Forms of Benefit. Prior to the commencement of payment of a Retirement Benefit, a Participant may file an election designating a payment form other than the Normal Form of Retirement Benefit. If a Participant elects an annuity form of payment of pension benefits under a plan sponsored by the Company that is intended to be tax-qualified under section 401(a) of the Code, such form of payment shall, except as noted in the following sentence, be available for the payment of Retirement Benefits under this Supplemental Plan. A joint and survivor annuity or a contingent annuity shall not be available under this Supplemental Plan with respect to anyone other than the Participant’s spouse as of the date that the Retirement Benefit commences.

(b) Additional Forms of Benefit. From time to time, the Committee may make other forms of payment of Retirement Benefits available in its sole discretion.

Section 6.4 Benefit Forms after April 2, 2001.

This Section applies to benefits paid under this Supplemental Plan after April 2, 2001. It applies to a Participant’s entire Retirement Benefit, regardless of when it accrued.

(a) Retired Participants as of April 3, 2001. For any Participant (or Beneficiary of a Participant) who was a Retired Participant as of April 3, 2001, Retirement Benefits will continue to be paid in the benefit form described in (1) below, unless he or she elects otherwise under (2) below.

(1) Default Form. Unless otherwise elected under (2), a Participant described in (a) will continue to receive his or her Retirement Benefits in the form in which they were being paid as of April 2, 2001.

(2) Alternative Form. A Participant described in (a) may receive his or her Retirement Benefit in a lump sum if he or she timely elects to do so in a manner prescribed by the Committee and subject to the Committee’s discretion to pay the benefit in another form.

(b) Active Participants as of April 3, 2001 Who Terminated Before October 1, 2003. For any Participant who was an Active Participant as of April 3, 2001 and terminates employment with the Northrop Grumman Corporation controlled group before October 1, 2003, Retirement Benefits accrued before April 3, 2001 are payable in the benefit form described in (1) below, unless he or she elects otherwise under (2) below. Retirement Benefits accrued after April 2, 2001 are payable only under (1) for Participants described in this subsection.

(1) Default Form. Unless otherwise elected under (2), a Participant described in (b) will receive his or her Retirement Benefit in a lump sum.

(2) Alternative Form. A Participant described in (b) may receive his or her Retirement Benefit in a benefit form described in Section 6.2 or 6.3 if he or she timely elects to do so in a manner prescribed by the Committee.

(c) Active Participants as of April 3, 2001 Who Terminate After September 30, 2003. For any Participant who was an Active Participant as of April 3, 2001 and who terminates employment with the Northrop Grumman Corporation controlled group after September 30, 2003, Retirement Benefits accrued after April 2, 2001 are payable under Section 6.2 unless the Participant timely elects, in accordance with the Committee’s rules, to receive Retirement Benefits in the form described in Section 6.3 or one of the forms provided in the Litton Industries, Inc. Restoration Plan 2. Retirement Benefits accrued before April 3, 2001 are payable in the benefit form described in (b)(1), unless he or she elects otherwise under (b)(2).

Section 6.5 Amount of Death or Disability Benefit.

(a) Form of Death Benefit. The class of individuals who are eligible to be Beneficiaries of a Death Benefit is limited to the Participant’s spouse, as of the date of the Participant’s death, and the Participant’s Dependent Children. If there is both a living spouse and Dependent Children, the Beneficiary shall be the spouse. A spouse Beneficiary shall receive a monthly benefit equal to 1/12th of the Death Benefit. If a spouse Beneficiary dies prior to the cessation of the Death Benefit payments, then the remaining Death Benefits shall be paid to any Dependent Children. The amount of any Death Benefit payable to each of the Dependent Children on a monthly basis is the amount equal to the Death Benefit that would be payable to a spouse Beneficiary multiplied by a fraction, the numerator of which is one and the denominator of which is the number of Dependent Children. If there are no living Beneficiaries, no Death Benefit shall be paid.

(b) Form of Disability Benefit. A Disabled Participant shall receive a monthly benefit equal to 1/12th of the Disability Benefit.

Section 6.6 Commencement of Payments. Payment of benefits under this Supplemental Plan shall begin as soon as administratively feasible after the Participant (or Beneficiary, if applicable) has provided a claim for benefits in writing to the Committee, including any supporting documentation required by the Committee, and the Committee has determined that the Participant (or Beneficiary, if applicable) satisfies the requirements for payment.

Section 6.7 Form of Benefit Irrevocable. Once Retirement Benefits have commenced under this Supplemental Plan, the form of the Retirement Benefit payable is irrevocable.

Section 6.8 Commutation of Benefits. If the amount of the annual Retirement Benefit or Death Benefit payable under this Supplemental Plan to any Participant or his or her spouse or Beneficiary is less than five thousand dollars ($5,000), payment of the Actuarial Equivalent of such payments may be made in a lump sum in full settlement of all sums payable under this Supplemental Plan.

ARTICLE VII — BENEFIT ELECTIONS AND BENEFICIARY

DESIGNATIONS

Section 7.1 General. All elections to receive benefits under this Supplemental Plan must be made in writing to the Committee in the form specified by the Committee and include the information or documentation that the Committee deems necessary. The Committee, in its discretion, may request additional information or reasonable documentation from time to time in order to determine whether a Participant receiving a Disability Benefit continues to be Disabled.

Section 7.2 Form of Benefit Elections. An election to receive payment of Retirement Benefits in a form other than the Normal Form must be submitted to the Committee in writing at any time prior to the commencement of payments. An election must be made in the form specified by the Committee and include the information or documentation that the Committee deems necessary, including written consent of the spouse in the case of a married Participant who elects a Retirement Benefit in a form other than the Normal Form. The filing of an election as to the form of Retirement Benefits shall revoke any pre-existing election, except that a revocation of an election for a married Participant shall be valid only if accompanied by the spouse’s written consent to the subsequent election (other than a subsequent election to receive payments in the Normal Form).

Section 7.3 Beneficiaries. If the Committee makes available alternative benefit forms that provide for payments after a Participant’s death, the Participant shall designate the

Beneficiary under such payment form in accordance with the procedures set forth by the Committee.

ARTICLE VIII – ADMINISTRATION

The Committee shall administer this Supplemental Plan in accordance with its terms and purposes. The Committee shall have authority to interpret this Supplemental Plan, to determine benefits under this Supplemental Plan, to establish rules and procedures necessary to carry out the terms of this Supplemental Plan, and, in its discretion, to waive or modify any requirements or conditions on the receipt or calculation of benefits under this Supplemental Plan where the Committee determines that such a waiver is appropriate. The Committee may appoint one or more officers or employees of the Company to act on the Committee’s behalf with respect to administrative matters related to this Supplemental Plan.

ARTICLE IX — SOURCE OF PAYMENTS

Section 9.1 General Assets of Company. Benefits payable under this Supplemental Plan shall be paid directly to the Participant, or to the Participant’s Beneficiary, as applicable, from the general assets of the Company, including the assets of the Trust to the extent that the Trust so provides. If any person acquires a right to receive payments from the Company under this Supplemental Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. In the event that the Company establishes an advance accrual reserve on its books against its future liability under this Supplemental Plan, such reserve shall not constitute an asset of this Supplemental Plan but shall at all times remain part of the general assets of the Company subject to the claims of the Company’s creditors.

Section 9.2 Payments to Trust.

(a) Mandatory Contribution. Upon a Change of Control, the Company shall make Mandatory Contributions to the Trustee by wire transfer in immediately available funds of United States dollars. A Mandatory Contribution shall be made as soon as possible upon the Change of Control, but in no event more than ten days from the date of the Change of Control. In addition, a Mandatory Contribution shall be made every six months thereafter, provided that the calculation of the Mandatory Contribution on the sixth-month date yields a positive dollar amount. Mandatory Contributions shall continue to be required semi-annually until all Retirement Benefits, Disability Benefits, and Death Benefits have been paid to all Participants and Beneficiaries. The Company shall immediately notify the Committee in writing when payment of the Mandatory Contribution is made to the Trustee.

(b) Continuing Obligation of Company. Subsequent to the payment of a Mandatory Contribution, Participants and Beneficiaries shall be paid benefits under this Supplemental Plan from the Trust pursuant to the Trust Agreement, but in no event shall the making of a Mandatory Contribution relieve the Company of its obligation under this Supplemental Plan.

ARTICLE X — CLAIMS AND ENFORCEMENT

Section 10.1 Administrative Procedures.

(a) Notice of Denial. If the Committee determines that any person who has submitted a claim for payment of benefits under this Supplemental Plan is not eligible for payment of benefits or, if applicable, is not eligible for payment of benefits in the form requested, than the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the written claim, notify the claimant of the denial of the claim. Such notice of denial: (i) shall be in writing; (ii) shall be written in a manner calculated to be understood by the claimant; and (iii) shall contain (A) the specific reason or reasons for denial of the claim; (B) a specific reference to the pertinent Supplemental Plan provisions or administrative rules and regulations upon which the denial is based; (C) a description of any additional material or information necessary for the claimant to perfect the claim; and (D) an explanation of this Supplemental Plan’s appeal procedures.

(b) Review Procedures. Within 90 days of the receipt by the claimant of the written notice of denial of the claim, or if the claim has not been granted or denied, within 120 days of the claimant’s original claim, the claimant may file a written request with the Board that it conduct a full and fair review of the denial of the claimant’s claim for benefits. The claimant’s written request must include a statement of the grounds on which the claimant appeals the original claim denial. The Board shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant’s request for review, except that if there are special circumstances that require an extension of time for processing, the 60-day period shall be extended to 120 days, in which case written notice of the extension shall be furnished to the claimant prior to the end of the 60-day period.

Section 10.2 Enforcement.

(a) Right to Enforce. The Company’s obligations under this Supplemental Plan may be enforced by the filing of an action by any Participant or by any Participant’s Beneficiary, spouse, Dependent Child, or personal representative.

(b) Attorneys Fees and Costs. If, on or after a Change of Control, any claimant is denied a claim for benefits under this Supplemental Plan and the claimant requests a review under the procedures described in Section 10.1(b), or files a claim in a court of law or any other tribunal to enforce any obligation of the Company under this Supplemental Agreement, which is based on a failure to administer the Plan in accordance with its terms, including the requirement that the Company make a Mandatory Contribution to the Trust, the Company shall pay such claimant all attorneys fees and costs incurred in connection with the claim, regardless of the outcome of the claim, provided that the claim is not frivolous. All attorneys’ fees and costs under this Section 10.2(b) shall be paid by the Company as they are incurred by the claimant, but no later than 30 days from the date that the claimant submits a bill or other statement to the Company.

(c) Interest. If any claimant prevails in a review procedure described in Section 10.1(b), or if a claimant prevails in an action in a court of law or any other tribunal to enforce the payment of benefits under this Supplemental Plan, the Company shall pay interest to the claimant on any unpaid benefits accruing from the date that benefit payments should have commenced and continuing until the date that such owed and unpaid benefits are paid to the claimant in full. For purposes of the preceding sentence, interest shall accrue at an annual rate equal to one percent plus the prime rate reported by the Wall Street Journal.

ARTICLE XI —AMENDMENT AND TERMINATION

Section 11.1 Amendment and Termination of this Supplemental Plan.

(a) General. Although the Company intends to maintain this Supplemental Plan, the Company reserves the right to amend or terminate this Supplemental Plan at any time for whatever purposes it may deem appropriate, except as specifically limited by this Article XI. The Company may amend, terminate, or suspend this Supplemental Plan only by the action of the Board, except that the Committee shall have the authority to make any amendments that do not decrease the level of benefits payable and that it deems necessary for the proper administration of this Supplemental Plan.

(b) Automatic Termination. This Supplemental Plan may be terminated or suspended only by action of the Board, except that this Supplemental Plan shall terminate automatically if there are no Active Participants remaining and all Retirement Benefits, Death Benefits, and Disability Benefits have been paid.

(c) Protection of Benefits. No amendment, termination, or suspension of this Supplemental Plan shall be effective to the extent that it reduces (i) the Retirement Benefit accrued or payable to any Retired Participant; (ii) Retirement Benefits that have commenced to be paid; or (iii) Death or Disability Benefits that have commenced to be paid.

(d) Protection of Active Participants. No amendment, termination, or suspension of this Supplemental Plan shall be effective to the extent that it reduces the Retirement Benefits that an Active Participant may accrue unless the amendment, termination or suspension also provides that the Active Participant is immediately vested in a Retirement Benefit calculated as if the Active Participant terminated employment immediately prior to the later of the date that the amendment, termination, or suspension is enacted or is effective.

(e) Change of Control. On or after a Change of Control, any amendment, termination, or suspension of the Plan shall be effective only upon the written consent of at least eighty-five percent of all Participants. The preceding sentence shall not apply to (i) a termination that occurs under Section 11.1(b); (ii) any amendment, termination, or suspension that affects future accruals of Retirement Benefits and that complies with the terms of Section 11.1(c) and (d).

Section 11.2 Contractual Obligation. The Company makes a contractual obligation that any amendment, suspension, or termination of this Supplemental Plan shall comply with the terms of Section 11.1.

ARTICLE XII — MISCELLANEOUS

Section 12.1 Employment Rights. Nothing contained in this Supplemental Plan shall be construed as a contract of employment between the Company and the Participant, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

Section 12.2 Rights of the Committee. To the extent permitted by law, the Company shall indemnify the Committee (including any officers and employees of the Company appointed to act on behalf of the Committee) and hold such individuals harmless from and against any damages, losses, costs and expenses incurred (including without limitation expenses of investigation and the fees and expenses of counsel) in the course of administering this Supplemental Plan. The Company shall bear all expenses of the Committee incurred in the course of administering this Supplemental Plan.

Section 12.3 Benefit Statements. Upon the request of a Participant or a Beneficiary, as the case may be, the Company shall provide a statement of benefits under this Supplemental Plan to such Participant (or Beneficiary) that includes the information necessary to calculate the accrued Retirement Benefit, Disability Benefit, or Death Benefit, as applicable, with respect to such Participant or Beneficiary.

Section 12.4 Assignment. The benefits payable under this Supplemental Plan may not be assigned or alienated.

Section 12.5 Applicable Law. This Supplemental Plan shall be governed by the laws of the State of Delaware.

Section 12.6 Effective Date. This amended and restated Supplemental Plan shall take effect as of October 1, 2004.

Section 12.7 Entire Agreement. This writing is the final expression of this Supplemental Plan and a complete and exclusive statement of its terms, except that to the extent that this Supplemental Plan refers to the Trust, the terms of the Trust Agreement, as of the date immediately preceding a Change of Control, shall be deemed to be incorporated herein.

Section 12.8 Terms. Except as required otherwise by the context, capitalized terms that are used in this Supplemental Plan shall have the meaning assigned to them in Article II. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

* * *

IN WITNESS WHEREOF, this Amendment and Restatement is hereby executed by a duly authorized officer on this 22 day of February, 2005.

NORTHROP GRUMMAN CORPORATION

By:	/s/ J. Michael Hateley
J. Michael Hateley
Corporate Vice President and Chief Human Resources and Administrative Officer

APPENDIX TO THE LITTON INDUSTRIES, INC. SUPLLEMENTAL EXECUTIVE RETIREMENT PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 1, 2004)

ASSUMPTIONS TO CALCULATE PRESENT VALUE OF REMAINING PROJECTED SERP BENEFITS

NOTE:	Capitalized terms are as defined in the Plan document or as defined below.

SERP FORMULAS:	Based on a Participant’s appointment date, a gross annual SERP Retirement Benefit that is the greater of

(a)    [((1.6% x projected Average Compensation up to Base Compensation Amount) plus (2.2% x projected Average Compensation over Base Compensation Amount)) x Years of Service after later of age 40 or actual date of hire] OR

(b)    [(3.50% x projected Average Compensation for the first ten (10) Years of Service) + (1.25% x projected Average Compensation for the next ten (10) Years of Service) + (0.50% x projected Average Compensation for the next five (5) Years of Service

Less Offset Amounts, representing the sum of the projected primary insurance amount and the projected Company-provided pension Multiplied by the “Present Value Factor”

OFFSET	The projected Company-provided pension represents the following:

AMOUNTS:	(a) The Projected LRP benefit (limited to the projected Section 415 limit): 85%[1] x [projected defined benefit after-tax deposits + FSSP Retirement Account deposits (reflecting Section 401(k) Limit)]

Minus 75% of the projected primary insurance amount

Minus [(FSSP Retirement Account annuity equivalent factor for “Age at Retirement” x projected FSSP Retirement Account Deposits with Earnings)

Plus (LRP annuity equivalent factor for “Age at Retirement” x projected defined benefit after-tax deposits with interest)]

(b)     The projected Restoration Plan pension benefit:

85% x projected FSSP Retirement Account restricted amount (4% of eligible pay over the Section 401(a)(17) pay limit)

Minus (FSSP Retirement Account annuity equivalent factor for “Age at Retirement” x projected FSSP Retirement Account restricted amount with 8% interest)

[1]	Applies to all actual and hypothetical deposits made after 1982. Hypothetical deposits before 1983 are credited at 50%.

Item	Assumption	Other Required Data
Salary Scale for Average Compensation	6.00%	Past base salary and incentive cash awards for last ten (10) calendar years

LRP Interest Rate	5.00%	Defined benefit after-tax deposits: the greater of 5% interest or the rate per Section 411(c)(2) – 120% of average federal rate as of the beginning of the calendar year

FSSP investment rate of return	8.00%	FSSP Retirement Account deposits: Earnings at the rates actually earned under the plans

Age at retirement	Current Age

Social Security Wage Base Increases	5.00%	Date of Birth, Current year’s Social Security Wage Base

Social Security CPI	4.00%	Section 415 and 401(k) limited index & Base Compensation Amount index

Mortality table (Post-retirement Only)	83 GAM

Present Value Factor & Interest Rate	See Note[2]	Deferred to “Age at Retirement” actuarial factor based on the present value interest rate and the form of payment specified

[2]	For benefits payable as a lump sum, the interest rate shall be the average yield on non-callable, coupon 10-Year AAA California Municipal Bonds offered to retail investors by Bonds Online (http://www.bonds-online.com/) as of 1 p.m. EST immediately after the completion of the Change of Control. For benefits payable as an annuity, the interest rate shall be the discount rate used for funding purposes by the Litton Industries, Inc. Retirement Plan "B" as of the Change of Control Date.

Appendix Regarding Acquisition Of Litton Industries, Inc.

1.	In General. This Appendix provides special rules concerning the acquisition by Northrop Grumman Corporation of Litton Industries, Inc. (the “Litton Acquisition”).

(a)	Purpose. This Appendix prevents employees of the Northrop Grumman Group from receiving coverage or any credit for service or compensation under this Plan until the Plan and this Appendix are explicitly amended to provide otherwise.

(b)	General Override. The provisions of this Appendix override any contrary provisions elsewhere in the documents governing the Plan, except to the extent prohibited by change-in-control provisions.

(c)	Definitions. For purposes of this Appendix:

(1)	The term “Northrop Grumman Group” generally means Northrop Grumman Corporation and any entity affiliated with it under sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

(A)	With reference to periods before the Litton Acquisition Date, the term “Northrop Grumman Group” means the entire affiliated group.

(B)	With reference to periods after the Litton Acquisition Date, the term “Northrop Grumman Group” means the entire affiliated group, but not including Litton Industries, Inc. (and any successor entity) and its subsidiaries.

(2)	The term “Litton Acquisition Date” means the date on which Northrop Grumman Corporation purchased a majority interest in the shares of Litton Industries, Inc. pursuant to the exchange offer filed with the Securities and Exchange Commission on Form S-4.

2.	Acquisition of Litton Industries, Inc. Effective as of the Litton Acquisition Date, Litton Industries, Inc. was acquired and became a subsidiary of Northrop Grumman Corporation.

3.	Plan Sponsor. As of the Litton Acquisition Date, Northrop Grumman Corporation adopted and became the sponsor of the Plan.

4.	Corporate Authority. During the period on and after the Litton Acquisition Date, all Plan references to the Board of Directors of Litton Industries, Inc. will instead be deemed to refer to the Board of Directors of Northrop Grumman Corporation.

5.	Amendment and Termination Authority. As of the Litton Acquisition Date:

(a)	Northrop Grumman Corporation through its Board of Directors will have sole authority to amend the Plan in its discretion. This authority may be delegated and redelegated.

(b)	Northrop Grumman Corporation will have sole authority to terminate the Plan.

6.	Coverage. No individuals who were employees of the Northrop Grumman Group immediately before the Litton Acquisition Date may participate in this Plan. No individuals who became employees of the Northrop Grumman Group after the Litton Acquisition Date may participate in this Plan.

7.	Service With the Northrop Grumman Group. Service with the Northrop Grumman Group before or after the Litton Acquisition Date will not be counted as service for any purpose.

8.	Compensation. No compensation for services performed for the Northrop Grumman Group will be treated as compensation under this Plan.

9.	Nonduplication. Employees are not covered by this Plan for any Plan Year or portion of a Plan Year if they are actively participating under a similar plan of the Northrop Grumman Group.

(a)	Solely for purposes of this section, employees are active participants in another plan if they are generally eligible to make or receive contributions or accrue benefits under the plan, or would be, but for limits in the plan.

(b)	If an employee could be covered by two plans, both of which include this provision (or a similar provision), the plan administrators will resolve the discrepancy to allow eligibility for one plan or another but not both.

10.	Termination of Employment. No termination of employment will be deemed to occur as a result of the Litton Acquisition, any corporate reorganization incident to the Litton Acquisition, any later liquidation of Litton Industries, Inc. (or any successor entity) or its subsidiaries or any transfer of assets or liabilities between members of the group consisting of Northrop Grumman Corporation and its subsidiaries.

(a)	Similarly, there will be no “separation from service” or “severance from service” or event described by a similar term.

(b)	The provisions of this Section are not intended to modify any service-counting provisions in the Plan, to extend service credits when they would not otherwise be given, nor to override Section 7 above.

Appendix Regarding Investment Matters

1.	In General. This Appendix gives responsibility for investment and trust matters (other than trustee duties) in connection with the Plan to an Investment Committee, as described below. The provisions of this Appendix override any contrary provision elsewhere in the documents governing the Plan, unless prohibited by change-in-control provisions or collective bargaining agreements.

2.	Investment Fiduciary. The named fiduciary for investment and trust matters (other than trustee duties) is the Investment Committee.

3.	The Investment Committee. The Investment Committee shall consist of not less than three persons appointed from time to time by the Board of Directors described in (a) (for purposes of this Appendix, the “Board”) or its delegate.

(a)	The “Board” for purposes of this Appendix means the Board of Directors with any power to amend the Plan. If a corporation rather than a Board of Directors has the power to amend, then “Board” refers to the Board of Directors of that corporation.

(b)	The members of the Investment Committee shall elect one of their members as Chairman and shall appoint a Secretary and such other officers as the Investment Committee may deem necessary.

(c)	The Investment Committee may employ such advisors, including investment advisors, as it may require in carrying out the provisions hereof.

(d)	Except as otherwise provided in these resolutions, each member of the Investment Committee shall continue in office until the expiration of three years from the date of his or her latest appointment or reappointment to the Committee. A member may be reappointed annually.

(e)	If at the end of his or her latest three year term, a member is not reappointed, he or she will continue to serve until the date his or her successor is appointed.

(f)	A member may resign at any time by delivering a written resignation to the Corporate Secretary of Northrop Grumman Corporation and to the Secretary of the Investment Committee.

(g)	A member may be removed by the Board at any time for any reason.

4.	Alternate Members. The Board may from time to time appoint one or more persons as alternate members of the Investment Committee to serve in the absence of members of the Investment Committee, in the manner hereinafter stated, with the same effect as if they were members.

(a)	The Chairman of the Investment Committee, in his or her discretion, shall designate which of the alternate members shall attend any particular meeting of the Investment Committee for the purpose of obtaining a quorum or full attendance as the Chairman may elect.

(b)	Each alternate member shall have all the rights, powers and obligations of a member in respect to the business of meetings which he or she so attends.

5.	Actions by the Committee. A majority in number of the members of the Investment Committee at the time in office, represented at a meeting by members or alternate members or both, shall constitute a quorum for the transaction of business. Any determination or action of the Investment Committee, including allocations and delegations of responsibilities, may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members then in office.

6.	Investment Responsibilities.

(a)	The Investment Committee, in its capacity as named fiduciary for investment matters, may, in its discretion, appoint one or more investment managers who shall have, until terminated by the Investment Committee, the power to manage, acquire and dispose of all or any part of the assets of the Plans allocated to an investment manager by the Investment Committee.

(b)	The Investment Committee shall have the power to hire and terminate trustees.

(c)	The Investment Committee shall periodically review and evaluate the investment performance of each trustee and investment manager and shall advise the Board of such review and evaluation.

(d)	In the event that investment powers are divided among two or more trustees or investment managers, the Investment Committee shall formulate investment policies for such trustees and investment managers to diversify the investments of the Plans so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so.

(e)	The Investment Committee shall establish a funding policy and method to carry out the Plan’s objectives. This procedure is to enable the Plan’s fiduciaries to determine the Plan’s short- and long-term financial needs and to communicate these requirements to the appropriate persons.

7.	Liability and Indemnity.

(a)	No Investment Committee member who has a fiduciary responsibility, or to whom such responsibility is allocated, as provided in these resolutions, by appointment or otherwise, shall be liable for any act or omission or investment policy of any other fiduciary except as provided in Section 405 of Employee Retirement Income Security Act of 1974.

(b)	To the extent permitted by law, Northrop Grumman Corporation shall indemnify and hold harmless members of the Board and the Investment Committee and employees of Northrop Grumman Corporation or its subsidiaries who act for the Investment Committee, as well as former members and former employees, with respect to their investment responsibilities.

Appendix Regarding Plan Administration

1.	In General. This Appendix gives responsibility for plan administration (other than investment and trust matters) to an Administrative Committee, as described below. The provisions of this Appendix override any contrary provision elsewhere in the documents governing the Plan, except to the extent prohibited by change-in-control provisions or collective bargaining agreements.

2.	Plan Administrator. The general administration of the Plan is the responsibility of the Administrative Committee. The Committee is the plan administrator, and the Committee and each of its members are named fiduciaries. Committee members and all other Plan fiduciaries may serve in more than one fiduciary capacity with respect to the Plan.

3.	The Administrative Committee. The Administrative Committee consists of at least three members appointed by the Board of Directors described in (a) (for purposes of this Appendix, the “Board”) or its delegate. The members of the Committee shall serve without compensation for such service, unless otherwise determined by the Board.

(a)	The “Board” for purposes of this Appendix means the Board of Directors with any power to amend the Plan. If a corporation rather than a Board of Directors has the power to amend, then “Board” refers to the Board of Directors of that corporation.

(b)	Except as otherwise provided in this Appendix, each member of the Committee shall continue in office until the expiration of 3 years from the date of his or her latest appointment or reappointment to the Committee. A member may be reappointed.

(c)	If at the end of his or her latest term as a member of the Committee, a member is not reappointed, he or she will continue to serve on the Committee until the date his or her successor is appointed.

(d)	A member may be removed by the Board at any time and for any reason.

4	Resignation of Committee Members. A member of the Administrative Committee may resign at any time by delivering a written resignation to the Secretary of the corporation and to the Secretary of the Committee. The member’s resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.

5.	Conduct of Business. The Administrative Committee shall elect a Chairman from among its members and a Secretary who may or may not be a member. The Committee shall conduct its business according to the provisions of this Appendix and shall hold meetings from time to time in any convenient location.

6.	Quorum. A majority of all of the members of the Administrative Committee constitutes a quorum and has power to act for the entire Committee.

7.	Voting. All actions taken by the Administrative Committee shall be by majority vote of the members attending a meeting, whether physically present or through remote communications. In addition, actions may be taken by written consent of a majority of the Committee members without a meeting. The agreement or disagreement of any member may be by means of any form of written or oral communications.

8.	Records and Reports of the Committee. The Administrative Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Board.

9.	Powers of the Committee. The Administrative Committee shall have all powers necessary or incident to its office as plan administrator. Such powers include, but are not limited to, full discretionary authority to:

(a)	prescribe rules for the operation of the Plan;

(b)	determine eligibility;

(c)	comply with the requirements of reporting and disclosure under ERISA and any other applicable law, and to prepare and distribute other communications to participants (and, if applicable, beneficiaries) as a part of Plan operations;

(d)	prescribe forms to facilitate the operation of the Plan;

(e)	secure government approvals for the Plan (if applicable);

(f)	construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions, and to determine the facts underlying any claim for benefits;

(g)	determine the amount of benefits, and authorize payments from the trust;

(h)	maintain records;

(i)	litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan’s behalf;

(j)	enter into contracts on the Plan’s behalf;

(k)	employ counsel and others to render advice about any responsibility that the Committee has under the Plan;

(l)	exercise all other powers given to the plan administrator under other provisions of the Plan.

10.	Allocation or Delegation of Duties and Responsibilities. The Administrative Committee and the Board may:

(a)	Employ agents to carry out nonfiduciary responsibilities;

(b)	Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) under the rules of section 11 of this Appendix;

(c)	Consult with counsel, who may be counsel to Northrop Grumman Corporation;

(d)	Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) among their members under the rules of section 11 of this Appendix; and

(e)	In particular, designate one or more officers as having responsibility for designing and implementing administrative procedures for the Plan.

11.	Procedure for the Allocation or Delegation of Fiduciary Duties. The rules of this section of the Appendix are as follows:

(a)	Any allocation or delegation of fiduciary responsibilities must be approved by majority vote of the members of the Administrative Committee, in a resolution approved by the majority.

(b)	The vote cast by each member of the Administrative Committee for or against the adoption of such resolution must be recorded and made a part of the written record of the proceedings.

(c)	Any delegation or allocation of fiduciary responsibilities may be changed or ended only under the rules of (a) and (b) of this section of the Appendix.

12.	Expenses of the Plan. All reasonable and proper expenses of administration of the Plan including counsel fees will be paid by the employers participating in the Plan.

13.	Indemnification. Northrop Grumman Corporation agrees to indemnify and reimburse, to the fullest extent permitted by law, members and former members of the Board; members and former members of the Administrative Committee; employees and former employees of Northrop Grumman Corporation or its subsidiaries who act (or acted) for the Committee, Northrop Grumman Corporation or another employer participating in the Plan for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan, except in instances of gross misconduct.

14.	Extensions of Time Periods. For good cause shown, the Administrative Committee may extend any period set forth in the Plan for taking any action required of any participant or beneficiary to the extent permitted by law.

15.	Claims Procedures. No benefits will be paid under the Plan unless a proper claim is submitted to the Administrative Committee. The Committee will meet periodically to review applications for benefits submitted to it. The procedures for claim denials and for seeking review of a denial or partial denial of a claim for benefits are described in this section of the Appendix.

(a)	Notification to claimant of decision. Notice of decision on any claim for benefits shall be furnished to the claimant within 90 days after receipt of the claim by the Committee. A claimant may deem his or her claim to be denied for purposes of further review described below in the event a decision is not furnished to the claimant within such 90-day period.

(b)	Content of notice. Every claimant who is denied a claim for benefits in whole or in part shall receive a written notice setting forth in a manner calculated to be understood by the claimant:

(1)	The specific reason or reasons for the denial;

(2)	Specific reference to pertinent Plan provisions on which the denial is based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(4)	Appropriate information as to the steps to be taken if the participant or beneficiary wishes to submit his or her claim for review including the time limits set forth in subsections (e) and (f).

(c)	Review procedure. A claimant whose claim has been denied in whole or in part, or his or her duly authorized representative, may:

(1)	Request a review of the denied claim upon written application to the Committee setting forth:

(A)	All of the grounds upon which his or her request for review is based and any facts in support of his or her request, and

(B)	Any issues or comments which the applicant deems pertinent to his or her application; and

(2)	Review pertinent documents.

(d)	Hearings. In appropriate cases, the Committee may provide for a hearing to be conducted with respect to the review of any claim. In such event, the Committee shall give notice of such hearing to the claimant affected, as well as the procedures for the hearing, such as the length of the hearing, whether witnesses may be presented, whether cross-examination will be allowed, and any other matters which the Committee considers pertinent.

(e)	Time For Seeking Review. A claimant may seek review of a denied claim within 65 days after receipt by the claimant of written notification of the denial or partial denial of the claim. Under extraordinary circumstances, the Plan may extend this time period.

(f)	Decision on review.

(1)	A decision by the Committee shall be made promptly, and shall not ordinarily be made later than 60 days after the Committee’s receipt of a request for review.

(2)	The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan or other documents governing the Plan on which the decision is based.

(3)	The decision on review shall be furnished to the claimant within the appropriate time described in paragraph (1) of this subsection. If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

(4)	The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

(g)	Disclosure of Claim Procedures. All Plan participants shall be given a description of the claims procedures, which shall include a description of the time limits set forth in subsections (a), (e) and (f), within a reasonable time after commencing participation in the Plan.

(h)	Delegation. The Committee may delegate its responsibilities under this subsection to a subcommittee, individual, or other person.

16.	Qualified Domestic Relations Orders. The Administrative Committee shall establish procedures for handling domestic relations orders.

17.	Amendments. The Administrative Committee may amend the Plan through written resolution to make the changes identified in subsection (a). Any amendments must be made in accordance with the rules of subsections (b), (c) and (d).

(a)	The Committee may amend the Plan:

(1)	to the extent necessary to keep the Plan in compliance with law;

(2)	to make clarifying changes;

(3)	to correct drafting errors;

(4)	to otherwise conform the Plan documents to the company’s intent;

(5)	to change the participation and eligibility provisions;

(6)	to change plan definitions, formulas or employee transfer rules;

(7)	with respect to administrative, procedural and technical matters including benefit calculation procedures, distribution elections and timing, other elections, waivers, notices, and other ministerial matters; and

(8)	with respect to management of funds.

(b)	Before adopting any Plan amendment, the Committee must obtain:

(1)	a cost analysis of the proposed amendment;

(2)	a legal opinion that the amendment does not violate ERISA or other applicable legal requirements;

(3)	a tax opinion that the amendment will not result in the Plan’s disqualification;

(4)	approval of the amendment from the Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation; and

(5)	approval of the amendment from the Corporate Vice President and Chief Human Resources and Administrative Officer of Northrop Grumman Corporation.

(c)	The Committee must refer to the Board for approval any amendments that:

(1)	will result in an increase in costs on an annual basis in excess of $5,000,000; or

(2)	will result in a decrease in costs on an annual basis in excess of $5,000,000.

(d)	The Committee’s amendment authority may not be delegated.

(e)	Nothing in this section 17 of the Appendix is intended to modify the amendment authority of any company, board or directors, officer or other committee.